UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2024

Air Products and Chemicals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-04534	23-1274455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 Air Products Boulevard

Allentown, Pennsylvania 18106-5500

(Address of principal executive offices and zip code)

(610) 481-4911

Registrant’s telephone number, including area code

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	APD	New York Stock Exchange
1.000% Euro Notes due 2025	APD25	New York Stock Exchange
0.500% Euro Notes due 2028	APD28	New York Stock Exchange
0.800% Euro Notes due 2032	APD32	New York Stock Exchange
4.000% Euro Notes due 2035	APD35	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On February 6, 2024, Air Products and Chemicals, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., BofA Securities, Inc., Deutsche Bank Securities Inc., Standard Chartered Bank and Mizuho Securities USA LLC, as representatives of the underwriters named therein, relating to the issuance and sale by the Company of (i) $750,000,000 aggregate principal amount of its 4.600% Notes due 2029 (the “2029 Notes”), (ii) $600,000,000 aggregate principal amount of its 4.750% Notes due 2031 (the “2031 Notes”) and (iii) $1,150,000,000 aggregate principal amount of its 4.850% Notes due 2034 (the “2034 Notes” and, together with the 2029 Notes and the 2031 Notes, the “Notes”). The offer and sale of the Notes was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-275663), which was filed on November 20, 2023 (the “Registration Statement”). The offer and sale of the Notes is expected to close on or about February 8, 2024, subject to customary closing conditions.

The Notes are being issued pursuant to an Indenture, dated April 30, 2020 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and an officer’s certificate (which includes the forms of the Notes as exhibits) setting forth the terms of the Notes. The Company may, at its election and upon the terms set forth in the Notes, redeem the Notes, in whole or in part, from time to time at the redemption prices and on the terms and conditions set forth in the Notes. The Indenture and the form of officer’s certificate with respect to the Notes are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Company expects to receive net proceeds, after deduction of the underwriter’s discount and estimated offering expenses, of approximately $2.48 billion from the sale of the Notes. The Company expects to allocate an amount equal to the net proceeds from the offering to finance or refinance, in whole or in part, one or more Eligible Projects (as defined in the prospectus supplement relating to the Notes), including: (i) expenditures and investments related to pollution prevention and control, including for the development, construction and installation of green and blue hydrogen and green and blue ammonia projects and assets; (ii) expenditures in renewable energy generation and procurement; (iii) expenditures and investments related to sustainable aviation fuel; and (iv) other Eligible Projects. Pending full allocation of the net proceeds to the portfolio of Eligible Projects, the Company may hold and/or invest the balance of the net proceeds not yet allocated, at its discretion, in its Treasury liquidity portfolio (in cash or cash equivalents, money market funds, etc.) in line with the Company’s Treasury management policies or use such net proceeds to repay a portion of the Company’s outstanding indebtedness.

The Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K. The Underwriting Agreement contains representations, warranties and covenants that were made only for purposes of such agreement and as of specific dates, is solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. The Underwriting Agreement is not intended to provide any other factual information about the Company.

The opinion of Covington & Burling LLP, counsel to the Company, relating to the Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 6, 2024, among Air Products and Chemicals, Inc. and Barclays Capital Inc., BofA Securities, Inc., Deutsche Bank Securities Inc., Standard Chartered Bank and Mizuho Securities USA LLC, as representatives of the underwriters named therein.

4.1	Indenture, dated April 30, 2020, between Air Products and Chemicals, Inc. and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (No. 001-04534), filed on April 30, 2020).

4.2	Form of Officer’s Certificate setting forth the terms and form of the Notes.

4.3	Form of 4.600% Notes due 2029 (included in Exhibit 4.2).

4.4	Form of 4.750% Notes due 2031 (included in Exhibit 4.2).

4.5	Form of 4.850% Notes due 2034 (included in Exhibit 4.2).

5.1	Opinion of Covington & Burling LLP with respect to the Notes.

23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.
(Registrant)

Date: February 8, 2024	By:	/s/ Sean D. Major
Sean D. Major
Executive Vice President,
General Counsel and Secretary

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